UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 1, 2012 Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS		75240
(Address of Principal Executive Offices)		(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On Wednesday, May 2, 2012, Atmos Energy Corporation (the “Company”) issued a news release in which it reported the Company’s financial results for the second quarter of the 2012 fiscal year, which will end September 30, 2012, and that certain of its officers would discuss such financial results in a conference call on Thursday, May 3, 2012 at 10:00 a.m. Eastern Time. In the release, the Company also announced that the call would be webcast live and that slides for the webcast would be available on its website for all interested parties.

A copy of the news release is furnished as Exhibit 99.1. The information furnished in this Item 2.02 and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	On May 1, 2012, Richard A. Sampson was elected to the Board of Directors of the Company, effective immediately, with his term expiring at the 2013 annual meeting of shareholders on February 13, 2013. The Board of Directors also appointed Mr. Sampson to serve as a member of both the Audit and Human Resources Committees, also effective immediately. Mr. Sampson will participate in all applicable compensation and benefit plans offered by the Company to our directors. Mr. Sampson has not received any grant or award under any Company plan, contract or arrangement in connection with his election. A copy of a news release issued on May 1, 2012 announcing Mr. Sampson’s election to the Board of Directors is filed herewith as Exhibit 99.2 and is incorporated herein into this Item 5.02 by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated May 2, 2012 (furnished under Item 2.02)

99.2	News Release dated May 1, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION (Registrant)

DATE: May 2, 2012	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	News Release dated May 2, 2012 (furnished under Item 2.02)

99.2	News Release dated May 1, 2012

4